UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material Pursuant to §240.14a-12

AMYLIN PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

N.A.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

AMYLIN ADVISES ALL SHAREHOLDERS TO

VOTE THEIR BLUE PROXY CARD TODAY

Amylin Urges Shareholders to Support the Company’s Twelve Nominees

San Diego, CA — May 26, 2009 — Amylin Pharmaceuticals, Inc. (Nasdaq: AMLN) today reminded its shareholders to use their BLUE proxy card to vote FOR all of Amylin’s nominees, including its two new independent Director nominees: Paul N. Clark and Paulo F. Costa.  Amylin urges shareholders to disregard any proxy cards received from Carl Icahn and Eastbourne Capital Management, L.L.C.

Amylin’s 2009 Annual Meeting of Stockholders is taking place tomorrow, May 27, 2009.  It is important that shareholders vote as soon as possible to ensure that they benefit from the value creation opportunity of exenatide once weekly, the Company’s investigational therapy that has the potential to transform the treatment of type 2 diabetes.  The Company asks that shareholders please vote by telephone or Internet according to the instructions on the BLUE proxy card, or by signing, dating and mailing the BLUE proxy card.  Even if shareholders have already voted using Icahn’s or Eastbourne’s proxy card, they have the right to change their vote simply by executing and submitting the BLUE proxy card, as only the last dated proxy card will count.  Voting by telephone or Internet is more likely to ensure that shareholders’ votes will be counted.

“We would like to again remind all Amylin shareholders to vote,” said James N. Wilson, Amylin’s Lead Independent Director.  “Amylin’s nominees are knowledgeable leaders who bring extensive experience in biopharmaceuticals and diabetes as well as valuable operational and marketing expertise.  We are confident that our nominees possess the qualifications to oversee the successful execution of Amylin’s stated strategy for creating value in 2009 and beyond. We would like to thank all the shareholders who have expressed their support or have already voted for all twelve of Amylin’s nominees.”

As previously announced, Amylin’s 2009 Annual Meeting of Stockholders will be held at 8:30 a.m., Pacific Standard Time, on Wednesday, May 27, 2009, at Amylin’s offices located at 4575 Eastgate Mall, San Diego, CA 92121.

Your Vote Is Important, No Matter How Many Or How Few Shares You Own

If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Stockholders Call Toll-Free: (877) 717-3926

Banks and Brokers Call Collect: (212) 750-5833

IMPORTANT

We urge you NOT to vote using any White or Gold proxy card sent to you by Icahn or Eastbourne, as doing so will revoke your vote on the BLUE proxy card. If you have already done so, you have every legal right to change your vote by using the enclosed BLUE proxy card to vote today—by telephone, by Internet, or by signing, dating and returning the BLUE proxy card in the postage-paid envelope provided.

About Amylin

Amylin Pharmaceuticals is a biopharmaceutical company committed to improving lives through the discovery, development and commercialization of innovative medicines. Amylin has developed and gained approval for two first-in-class medicines for diabetes, SYMLIN® (pramlintide acetate) injection and BYETTA® (exenatide) injection. Amylin’s research and development activities leverage the Company’s expertise in metabolism to develop potential therapies to treat diabetes and obesity. Amylin is headquartered in San Diego, California. Further information on Amylin Pharmaceuticals is available at www.amylin.com.

Forward Looking Statements

This press release contains forward-looking statements about Amylin, which involve risks and uncertainties. Our actual results could differ materially from those discussed herein due to a number of risks and uncertainties, including risks that BYETTA, SYMLIN or exenatide once weekly may be affected by competition, unexpected new data, safety and technical issues, or manufacturing and supply issues; risks that our financial results may fluctuate significantly from period to period and may not meet market expectations; risks that any financial guidance we provide may not be accurate; risks that our clinical trials will not be completed when planned, may not replicate previous results or achieve desired end-points; risks that our preclinical studies may not be predictive; risks that our NDAs for product candidates or sNDAs for label expansion requests, such as the exenatide once weekly NDA mentioned in this press release, may not be submitted timely or receive FDA approval; risks that our expense reductions will not be as large as we expect; risks that the restructured operations for exenatide will not produce the results we expect; and other risks inherent in the drug development and commercialization process. Commercial and government reimbursement and pricing decisions and the pace of market acceptance may also affect the potential for BYETTA, SYMLIN or exenatide once weekly. These and additional risks and uncertainties are described more fully in the Company’s most recently filed Form 10-K and Form 10-Q. Amylin disclaims any obligation to update these forward-looking statements.

Additional Information and Where To Find It

This press release may be deemed to be solicitation material in respect of the matters to be considered at the 2009 Annual Meeting of Stockholders.  Amylin has filed the definitive proxy statement with the Securities and Exchange Commission (“SEC”) on April 20, 2009. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE BLUE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  Investors and securityholders may obtain the proxy statement and other relevant documents free of charge at the SEC’s Web site, www.sec.gov or from Amylin Investor Relations at 9360 Towne Centre Drive, San Diego, California 92121.

Participants in Solicitation

Amylin and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the matters to be considered at the 2009 Annual Meeting of Stockholders.  Information regarding the interests of Amylin’s directors and executive officers in the proxy contest is included in Amylin’s definitive proxy statement.

CONTACTS:

Alice Izzo
Executive Director, Corporate Affairs
Amylin Pharmaceuticals, Inc.
(858) 642-7272
alice.izzo@amylin.com

or

Joele Frank / Jim Golden
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449